                  [LOGO OF MAGMA POWER COMPANY APPEARS HERE]

[LOGO OF MAGMA
POWER COMPANY          Unrecognized Sources of Value
APPEARS HERE]




Significant components of shareholder value have not yet been recognized by the investor commmunity

            [_]  Superior Growth Rates

            [_]  Enhancement of Current Project Cash Flows

            [_]  New Domestic Projects

            [_]  International Expansion

            [_]  Outstanding Competitive Position

[LOGO OF MAGMA
POWER COMPANY        Unrecognized Sources of Value
APPEARS HERE]


                   [X]  Superior Growth Rates

                        -- Historical Performance

                        -- Growth Targets

                   [_]  Enhancement of Current Project Cash Flows

                   [_]  New Domestic Projects

                   [_]  International Expansion

                   [_]  Outstanding Competitive Position

[LOGO OF MAGMA
POWER COMPANY        Revenues and Earnings 1988-1993
APPEARS HERE]


Since 1990, earnings have grown at a 20% CAGR



($ in Millions)

        Year       Earnings       Revenues
        ----       --------       --------
        1988           9.3           26.0
        1989          22.3           63.1
        1990          30.2           85.6
        1991          33.9           94.9
        1992          36.4/1/       109.0
        1993          52.1          167.1


/1/  Before Cumulative Effect of Accounting Change -- SFAS No. 109

[LOGO OF MAGMA
POWER COMPANY        Earnings and Cash Flow Per Share
APPEARS HERE]


Earnings are on target for another record year in 1994, consistent with analyst expectations for an approximate increase of 15% over 1993 levels.




        Year       Earnings Per Share      Cash Flow Per Share
        ----       ------------------      -------------------
        1988                 .43                      .65
        1989                1.01                     1.36
        1990                1.32                     1.80
        1991                1.44                     1.93
        1992                1.59/1/                  2.11
        1993                2.17                     3.07


/1/  Before SFAS No. 109 Adjustment

[LOGO OF MAGMA
POWER COMPANY         Growth in Shareholder's Equity
APPEARS HER]


Our equity base, critical in allowing us to expand internationally, has more than doubled in the past five years.

We expect this growth to continue.



($ in Millions)

       Year           Growth in Shareholder's Equity
       ----           ------------------------------
       1988                    $126.7
       1989                    $150.1
       1990                    $192.6
       1991                    $226.9
       1992                    $282.3
       1993                    $351.9


[LOGO OF MAGMA
POWER COMPANY         Targets for Profitable Growth
APPEARS HERE]


Our vision is to be a profitable, growing, global leader in geothermal-based independent power production

Implementation of our Strategic Vision is targeted to result in:

[_]   15% per year earnings growth rate

[_]   15-20% return on average equity

[_]   Target 20-30% after-tax project internal rate of return

[LOGO OF MAGMA
POWER COMPANY     Targeted New Contract Capacity/*/
APPEARS HERE]

Magma remains on target for having 1200 MW of capacity installed by the year
2000.

A bar graph is presented depicting the following information:

Year                                   MW
1994                                   162 (Current Capacity)
- --------------------------------------------------------------------------------
1995                                   162 (Current Capacity)
- --------------------------------------------------------------------------------
1996                                   162 (Current Capacity)
                                        36 (Fish Lake/SSU1)
                                        72 (Malitbog)
                                       ---------------
                                        270  (Total)
- --------------------------------------------------------------------------------
1997                                   162 (Current Capacity)
                                        36 (Fish Lake/SSU1)
                                       216 (Malitbog)
                                        72 (Alto Peak)
                                       ---------------
                                       486 (Total)
- --------------------------------------------------------------------------------
1998                                   162 (Current Capacity)
                                        36 (Fish Lake/SSU1)
                                       216 (Malitbog)
                                        72 (Alto Peak)
                                       163 (BRPU)
                                       200 (Sheep Mountain)
                                       140 (Wayang Windu)
                                       --------------------
                                        989  (Total)
- --------------------------------------------------------------------------------
1999                                   162 (Current Capacity)
                                        36 (Fish Lake/SSU1)
                                       216 (Malitbog)
                                        72 (Alto Peak)
                                       163 (BRPU)
                                       200 (Sheep Mountain)
                                       280 (Wayang Windu)
                                       150 (Karaha)
                                       ------------
                                       1,279 (Total)
- --------------------------------------------------------------------------------
2000                                   162 (Current Capacity)
                                        36 (Fish Lake/SSU1)
                                       216 (Malitbog)
                                        72 (Alto Peak)
                                       163 (BRPU)
                                       200 (Sheep Mountain)
                                       280 (Wayang Windu)
                                       150 (Karaha)
                                       ------------
                                       1,279 (Total)
- --------------------------------------------------------------------------------

* Net

[LOGO OF MAGMA
POWER COMPANY            Targeted Earnings Growth (Existing)
APPEARS HERE]


    [GRAPHIC REPRESENTING TARGETED EARNINGS GROWTH (EXISTING) APPEARS HERE]

[LOGO OF MAGMA
POWER COMPANY            Targeted Earnings Growth (Domestic)
APPEARS HERE]


    [GRAPHIC REPRESENTING TARGETED EARNINGS GROWTH (DOMESTIC) APPEARS HERE]

[LOGO OF MAGMA
POWER COMPANY            Targeted Earnings Growth (Total)
APPEARS HERE]


     [GRAPHIC REPRESENTING TARGETED EARNINGS GROWTH (TOTAL) APPEARS HERE]

[LOGO OF MAGMA
POWER COMPANY             Unrecognized Sources of Value
APPEARS HERE]


                   [_]  Superior Growth Rates

                   [X]  Enhancement of Current Project Cash Flows

                        - Proven Operating Record

                        - SCE Payment Recovery

                        - Operating Improvements

                        - Cost-Saving Technology: ph Mod

                        - Reduced Capital and Operating Costs

                   [_]  New Domestic Projects

                   [_]  International Expansion

                   [_]  Outstanding Competitive Position

[LOGO OF MAGMA
POWER COMPANY            Proven Operating Record
APPEARS HERE]

Magma is an industry leader in operating reliability



                   [_]  7 plants, 244 MW operating at 113% of contract capacity

                   [_] Magma-operated plants averaged 109% over the past 4 years

[LOGO OF MAGMA
POWER COMPANY           SCE Payment Recovery
APPEARS HERE]

                   [_]  Affects 4 of 7 operating plants

                   [_] Underpayment on production in excess of nameplate capacity

                   [_]  Potential for retroactive recovery

[LOGO OF MAGMA
POWER COMPANY           Operating Improvements
APPEARS HERE]

                   [_]  Adopt New Technologies

                        - ph Mod

                        - Cement Lined Pipe

                        - Alloys

                   [_]  Increase Efficiency

                        - Consolidate Operations

                        - Build Larger Plants

                   [_]  Fewer Well Workovers and Plant Turnarounds

                        - Application of New Technologies

                        - Greater Operating Experience

                        - Improved Operating Procedures

[LOGO OF MAGMA
POWER COMPANY      Cost Saving Technology: pH Mod
APPEARS HERE]


pH Mod is a striking example of Magma's ability to implement technology-based cost reductions

                   [_]  Injected acid changes pH level

                        -  silica does not precipitate out of solution

                        -  eliminates silica handling and storage

                   [_]  20 MW plant operating since 1990
                        demonstrates process feasibility and benefits

[LOGO OF MAGMA
POWER COMPANY           Reduced Capital and Operating Costs
APPEARS HERE]

Dramatic cost reductions will enable Magma to "Scale the Cliff" associated with end of initial period under SO4 contracts

                   [_] Targeted 40% reduction in operating costs to under $0.025/kWh for all existing plants by 1998

                   [_] For new large scale plants, capital cost of less than $2,000/kW and operating costs of less than $0.02/kWh

[LOGO OF MAGMA
POWER COMPANY           Unrecognized Sources of Value
APPEARS HERE]

                   [_]  Superior Growth Rates

                   [_]  Enhancement of Current Project Cash Flows

                   [X]  New Domestic Projects

                        - Project Updates

                   [_]  International Expansion

                   [_]  Outstanding Competitive Position

[LOGO OF MAGMA
POWER COMPANY           Project Update: Fish Lake/Unit #1 Expansion
APPEARS HERE]

The Fish Lake Expansion is set to go forward

                               [_] Fish Lake and SSU1 Expansion projects
                                   consolidated to one 36 MW plant at SSKGRA
                   Overview
                               [_] Project significantly enhances economies and
                                   earnings

                               [_] SoCalEd to file for approval; terms already
                                   negotiated
                   Status
                               [_] Construction 1995/completion 1996-7




                                                              [MAP APPEARS HERE]

[LOGO OF MAGMA
POWER COMPANY      Project Update: BRPU
APPEARS HERE]

Though challenged by SCE and SDG&E, we believe this project will go forward


                              [ ] 1st California Competitive Bidding Process

                    Overview  [ ] Awarded 163 MW

                              [ ] FSO4 contracts provide real value to utilities



                              [ ] Political and Regulatory support for project
                    Status
                              [ ] Project currently under development

[LOGO OF MAGMA
POWER COMPANY      Project Update: Sheep Mountain
APPEARS HERE]

Magma is a leader in pumped storage technology


                              [ ] Awarded Right to Negotiate

                    Overview  [ ] Sell to Nevada Power Company

                              [ ] Proprietary Modular Pumped Storage(TM)


                              [ ] Construction 1996/completion 1998
                    Status
                              [ ] Additional projects under development

[LOGO OF MAGMA
POWER COMPANY      1000 MW Undeveloped Capacity at Salton Sea
APPEARS HERE]

Largest undeveloped geothermal resource in the U.S.

                   [ ]  Resource strategically positioned

                        - proximity to concentrations of demand

                        - access to transmission lines

                   [ ]  Uniquely qualifies Magma for geothermal expansion

                        - demonstrated competitive pricing through BRPU

                        - prolific resource with extensive operating history

                        - no other developer has access to such extensive
                          domestic growth potential

[LOGO OF MAGMA
POWER COMPANY           Unrecognized Sources of Value
APPEARS HERE]

                   [_]  Superior Growth Rates

                   [_]  Enhancement of Current Project Cash Flows

                   [_]  New Domestic Projects

                   [X]  International Expansion

                        - Philippines

                        - Indonesia

                        - Latin America/Pacific Rim

                   [_]  Outstanding Competitive Position

[LOGO OF MAGMA
POWER COMPANY           Project Update: Malitbog, Philippines
APPEARS HERE]

Malitbog was Magma's first overseas project


                   Overview  [_]  Contracted 231 MW

                             [_]  10-year BOT with PNOC



                             [_] Secured largest-ever OPIC commitment for a single project

                   Status    [_]  Expect additional $30 million MIGA political
                                  risk insurance

                             [_]  Construction underway/completion 1997


                                                              [MAP APPEARS HERE]

[LOGO OF MAGMA
POWER COMPANY      Project Update: Alto Peak, Philippines
APPEARS HERE]

Magma continues to expand abroad with our announcement of a new project in the Philippines


                              [ ] Contracted 72 MW
                    Overview
                              [ ] 10-Year BOT with PNOC


                    Status    [ ] Construction 1995/completion 1997

[LOGO OF MAGMA
POWER COMPANY      Project Update: Wayang Windu, Indonesia
APPEARS HERE]

Magma's second major international development opportunity is in Indonesia

                              [_] Contract signing imminent

                    Overview  [_] Initial phase 280 MW

                              [_] 30-Year BOT with Pertamina/PLN


                              [_] Wellfield development to begin 1995
                    Status
                              [_] Completion expected 1998

                                                              [MAP APPEARS HERE]

[LOGO OF MAGMA
POWER COMPANY           Project Update: Karaha, Indonesia
APPEARS HERE]


                             [_]  Contract signing imminent

                   Overview  [_]  Initial Phase 150 MW

                             [_]  30-Year BOT with Pertamina/PLN


                             [_]  Wellfield development to begin 1995
                   Status
                             [_]  Completion expected 1999

[LOGO OF MAGMA
POWER COMPANY           Latin America/Pacific Rim
APPEARS HERE]

Magma is actively pursuing additional geothermal opportunities on a global basis

                   [_] Project development activities initiated throughout the "Ring of Fire"

                        - Asia

                        - Mexico

                        - Central America

                        - South America

                                                              [MAP APPEARS HERE]

[LOGO OF MAGMA
POWER COMPANY           Unrecognized Sources of Value
APPEARS HERE]

                   [_]  Superior Growth Rates

                   [_]  Enhancement of Current Project Cash Flows

                   [_]  New Domestic Projects

                   [_]  International Expansion

                   [X]  Outstanding Competitive Position

                        - Sources of Competitive Advantage

                        - Evidence of Undervaluation

[LOGO OF MAGMA
POWER COMPANY           Advantages of Geothermal in International Markets
APPEARS HERE]

                   [_]  Cost-competitive/kWh with other renewable projects

                   [_]  Minimizes need for imported fuel

                   [_]  Minimizes need for foreign currency

                   [_]  Not subject to variation in world energy prices

                   [_]  Environmentally clean

                   [_]  High barriers to entry

[LOGO OF MAGMA
POWER COMPANY           Competitive Advantages of Magma
APPEARS HERE]

Magma is solidly positioned to secure future projects and achieve earnings growth

                   [_]  Focused geothermal-only strategy

                   [_]  Strong financial condition

                   [_]  Outstanding operating track record

                   [_] Ability to lower costs through technological improvements

                   [_]  Proven development expertise

                   [_]  Excellent in-house technical capabilities

[LOGO OF MAGMA
POWER COMPANY           Strong Financial Condition
APPEARS HERE]

Magma has an exceptionally strong balance sheeet, allowing for enhanced acquisition ability and expedited project development

                      ---------------------------------------
                          Magma         CE       Industry(a)

- ------------------------------------------------------------
Debt-to-Cap Ratio(b)
(6/30/94)                 35.8%         76.1%       67.6%
- ------------------------------------------------------------
EBITDA/Interest
(LTM 6/30/94)             10.4x          2.6x        4.1x
- ------------------------------------------------------------

(a) Industry Group comprises AES, CE, Magma and Sithe
(b) Includes both short and long-term consolidated debt

[LOGO OF MAGMA
POWER COMPANY      Interest Coverage
APPEARS HERE]

High interest coverage ratios relative to the competition underscore Magma's financial flexibility to grow

                          INTEREST COVERAGE RATIO (a)
                          YEAR         Magma     CE
                          ----         -----     --
                          1989          4.9      1.7
                          1990          6.1      1.9
                          1991          7.2      2.7
                          1992         10.1      4.3
                          1993         11.1      3.6
                          LTM 6/30/94  10.4      2.6


                   (a) EBITDA/Interest

[LOGO OF MAGMA
POWER COMPANY         Quality of Earnings Comparison
APPEARS HERE]


Despite technological improvements that have extended plant life, Magma continues to use a conservative depreciation policy

Adoption of Magma's policy would reduce CE's reported net income



                                     Magma

                            Magma                     CE
Year                  Earnings per Share       Earnings per Share
- ----                  ------------------       ------------------
1993                       2.17 /1/                 0.91 /1/
                           2.30 /2/                 0.84 /2/

1994E                      2.50 /1/                 1.08 /1/
                           2.66 /2/                 1.01 /2/

1 Historically stated EPS (fully diluted) using Company-selected accounting estimates

2 Restated EPS (fully diluted) adjusted for differences in accounting estimates vs. other company (i.e. Magma EPS restated using CE Accounting Estimates and vice versa)

[LOGO OF MAGMA
POWER COMPANY      Magma's Capacity Edge Over CE
APPEARS HERE]

                                                                Magma             CE
                   ---------------------------------------------------------------------
                    MWs currently owned and in operation        154 MW          197.5 MW
                   ---------------------------------------------------------------------
                    MWs owned, under contract
                     -International                             288 MW          197.0 MW
                     -Domestic                                   36 MW           30.0 MW
                                                                ------          --------
                   ---------------------------------------------------------------------
                      Subtotal                                  478 MW          422.5 MW
                   ---------------------------------------------------------------------
                    MWs under development
                     -BRPU                                      163 MW           0.0
                     -Pumped Storage                            200 MW           0.0
                   ---------------------------------------------------------------------
                    Royalty Income (1994)                      $21 million/yr    0.0
                   ---------------------------------------------------------------------

[LOGO OF MAGMA
POWER COMPANY      Magma vis-a-vis CE: The Project
APPEARS HERE]      Lifecycle

A detailed examination of Magma vis-a-vis its main competitor reveals the high relative quality of Magma's current earnings and future prospects

                            ------------------------------------------------------------------
                                        Magma                              CE
                            ------------------------------------------------------------------
        --------------------------------------------------------------------------------------
        Construction        [_] Multiple E&C contractors        [_] Single-source E&C (Kiewit)
        --------------------------------------------------------------------------------------
        Ownership           [_] 50% or greater retention        [_] 50% or less retention (a)
        --------------------------------------------------------------------------------------
        Operating           [_] 109% of contracted              [_] 96% of contracted
        Reliability             capicity last 4 years               capacity 1991-1993(b)
        --------------------------------------------------------------------------------------
        Plant               [_] 20 year period                  [_] 37.5 year period(b)
        Depreciation
        --------------------------------------------------------------------------------------
        Resource            [_] Little if any decline in flow   [_] New Coso wells decline
        Management              rates at SSKGRA                     35-45% in first year(b)
        --------------------------------------------------------------------------------------
        Royalty             [_] Levelized                       [_] Back-end loaded
        Payments
        --------------------------------------------------------------------------------------
        Cost Reduction      [_] Public plan to reduce costs     [_] No plan publicly
                                                                    announced
        --------------------------------------------------------------------------------------

              (a) Source: Discount Note Prospectus dated March 4, 1994.
              (b) Source: 10-K

[LOGO OF MAGMA
POWER COMPANY      Industry Statistics -- 1994(a)
APPEARS HERE]

Despite impressive results and growth potential, Magma is trading at a discount to its industry peers

                                                           Projected Five-Year
                                             P/E Ratio     Earnings Growth Rate%
                          CE                   18.6x             12.5%
                          ----------------------------------------------------
                          Industry Average     17.4x             12.1%
                          ----------------------------------------------------
                          Magma                13.8x             13%
                          ----------------------------------------------------

           (a) Industry Average comprises AES, CE, Destec, Magma and Sithe
           Source: First Call Estimates 23 September 1994

[LOGO OF MAGMA
POWER COMPANY      Industry Statistics -- 1995(a)
APPEARS HERE]


                                                               Projected Five-Year
                                             P/E Ratio (1995E) Earnings Growth Rate (%)
                          CE                   15.4x                 12.5%
                          ------------------------------------------------------------
                          Industry Average     14.5x                 12.1%
                          -----------------------------------------------------------
                          Magma                12.6x                 13%
                          -----------------------------------------------------------

           (a) Industry Average comprises AES, CE, Destec, Magma and Sithe
           Source: First Call Estimates 23 September 1994

[LOGO OF MAGMA
POWER COMPANY    Analysts' Insights
APPEARS HERE]

Prominent Industry Analysts believe Magma shares are undervalued

                      -----------------------------------------------------
                                            Comments
                      -----------------------------------------------------

                      "Although CE's $35 per share offer falls short of our $42 P/E valuation for Magma shares, it is in line with our $36 NPV valuation. However, this amount does not reflect any upside of potential new projects in the Philippines and Indonesia." (9/20/94)

Michael N. Cha        "Our rationale for a buyout price higher than $35 per
J.P. Morgan           share is that an acquirer should pay something for
Securities, Inc.      the upside potential afforded by possible new
                      Magma projects in the Philippines, Indonesia, California as well as other potential geothermal and pumped storage technologies." (9/29/94)

[LOGO OF MAGMA
POWER COMPANY    Analysts' Insights (cont'd)
APPEARS HERE]
                       -----------------------------------------------------
                                              Comments
                       -----------------------------------------------------
                       "(Magma's) very conservative balance sheet and strong fundamentals does not seem to be reflected in the offering price (of $35)." (9/20/94)

                       "We believe MGMA is still undervalued even after a
                       26% run-up after the merger announcement which
                       brought the stock back to more normal valuations.
                       If MGMA were to sell at the average price to book of
                       the IPPs in our universe (2.8 times). The stock would
 Daniele M. Seitz      be worth $43.75 (the offer price is only 2.2 times
 UBS Securities        book)."

                       Long term, we believe that with the pipeline of plants under development (Magma's) earnings leap to $5.35 per share by 1998, resulting in 19% compound annual growth in EPS over the period 1993-1998 as 750 MW is expected to be added to its existing base of 154 MW." (10/4/94)

[LOGO OF MAGMA
POWER COMPANY      Summary Investment Highlights
APPEARS HERE]


                    [_] Superior Growth Rates

                    [_] Enhancement of Current Project Cash Flows

                    [_] New Domestic Projects

                    [_] International Expansion

                    [_] Outstanding Competitive Position

                               GRAPHICS APPENDIX
                               -----------------

                              Magma Power Company

       Exhibit 12 to Solicitation/Recommendation Statement on Schedule 14D-9

                       Description of Graphical Elements



       PAGE 4
                See description on Page 4.

       PAGE 5
                See description on Page 5.

       PAGE 6
                See description on Page 6.

       PAGE 8
                See description on Page 8.


       PAGE 9
                Graphical depiction of targeted earnings growth from existing operations only from the year 1994 through the year 2005. Graphical element consists of a shaded area beneath a wavering horizontal line. The shaded area is bounded at the bottom by a flat horizontal line on which points are marked at regular intervals for each year from 1994 through 2005. The shaded area is bounded at its two sides by straight, unmarked vertical lines.

       PAGE 10
                Graphical depiction of the build-up of targeted earnings growth from 1) existing operations only and 2) existing operations with pH Mod plus new domestic projects. Graphical element consists of the shaded area described under the heading "PAGE 9" above on top of which is an additional area shaded in another color. The additional shaded area is bounded on top by a wavering line and on the bottom by the wavering line that forms the top boundary of the shaded area described under the heading "PAGE 9". The additional shaded area is bounded on its two sides by straight, unmarked vertical lines.

       PAGE 11
                Graphical depiction of the build-up of targeted earnings growth from 1) existing operations only, 2) existing operations with pH Mod plus new domestic projects and 3) international projects. Graphical element consists of the two shaded areas described under the headings "PAGE 9" and "PAGE 10" above, on top of which is an additional area shaded in a third color. The additional shaded area is bounded on top by a wavering line and on the bottom by the wavering line that forms the top boundary of the shaded area described under the heading "PAGE 10" above. The additional shaded area is bounded on its two sides by straight, unmarked vertical lines.

       PAGE 19
                Map depicting the states of Nevada and California on which the cities of Los Angeles and San Diego and the Salton Sea are labeled.

       PAGE 24
                Map depicting the Philippines on which the cities of Manila and Leyte are labeled.

       PAGE 26
                Map depicting Indonesia on which the islands of Java and Bali and the city of Djakarta are labeled.

       PAGE 28
                Map depicting Asia, Australia, the Pacific Ocean and North and South America. An irregular circle drawn on the map connects the eastern coastal areas of Australia and Asia and the western coastal areas of North and South America. The map is labeled "THE 'RING OF FIRE.'"

       PAGE 33
                See description on page 33.

       PAGE 34
                See description on page 34.

       PAGE 37
                See description on page 37.

       PAGE 38
                See description on page 38.